SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
            Exchange Act of 1934 (Amendment No._____________________)

Filed by the Registrant   [ X ]

Filed by a Party other than the Registrant   [  ]

Check the appropriate box:

[  ]   Preliminary Proxy Statement        [   ]  Confidential.  For Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))

[X ]   Definitive Proxy Statement
[  ]   Definitive Additional Materials
[  ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              COGNIZANT CORPORATION
------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

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      (2)   Aggregate number of securities to which transaction applies:

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      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)   Proposed maximum aggregate value of transaction:

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      (5)   Total fee paid:

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[  ]  Fee paid previously with preliminary materials:

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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount Previously paid:

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      (2)   Form, Schedule or Registration Statement no.:

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      (4)   Date Filed:

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

[LOGO]                                       COGNIZANT CORPORATION
                                             200 NYALA FARMS, WESTPORT, CT 06880

                                             April 24, 1997

Dear Shareholder:

     You are cordially invited to attend the 1997 Annual Meeting of Shareholders of Cognizant Corporation on Tuesday, May 27, 1997 at 9:30 A.M. at 1209 Orange Street, Wilmington, Delaware.

     The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be acted upon at the meeting.

     Please promptly vote, date, sign and return your proxy for the meeting even if you plan to attend. You may vote in person at that time if you wish.

                                      Sincerely,

                                      /s/ ROBERT E. WEISSMAN
                                      -------------------------------------
                                      ROBERT E. WEISSMAN
                                      Chairman and Chief Executive Officer

[LOGO]                                       COGNIZANT CORPORATION
                                             200 NYALA FARMS, WESTPORT, CT 06880

                                   ----------

                            NOTICE OF ANNUAL MEETING

                                   ----------

     The Annual Meeting of Shareholders of Cognizant Corporation will be held on Tuesday, May 27, 1997 at 9:30 A.M. at 1209 Orange Street, Wilmington, Delaware, to take action on the following matters:

     1.   To elect three Class I directors for a three-year term.

     2. To ratify the appointment of Coopers & Lybrand L.L.P. as independent public accountants to audit the Company's consolidated financial statements for 1997.

     3.   To approve the Cognizant Corporation Employee Stock Purchase Plan.

     4. To transact such other business as may properly come before the meeting or any adjournment. The Company knows of no other business to be brought before the meeting.

     The Board of Directors has fixed the close of business on April 16, 1997 as the record date for determination of Shareholders entitled to notice of, and to vote at, the meeting.

                                           By Order of the Board of Directors,

                                           /s/ SUSAN H. REYNOLDS
                                           ------------------------
                                           SUSAN H. REYNOLDS
                                           Senior Vice President
                                           and Corporate Secretary

Dated: April 24, 1997

                                   ----------

                                 PROXY STATEMENT

                                   ----------
GENERAL

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Cognizant Corporation ("Cognizant") of proxies for the Annual Meeting of Shareholders to be held on May 27, 1997. These proxy materials are being mailed to you and the other Shareholders on or about April 24, 1997. The principal executive offices of Cognizant are located at 200 Nyala Farms, Westport, Connecticut 06880 and its telephone number is (203) 222-4200.

SPIN-OFF OF COGNIZANT

     Cognizant began operating as an independent publicly-held company on November 1, 1996 (the "Spin-off Date") as a result of its spin-off (the "Spin-off") from The Dun & Bradstreet Corporation ("Dun & Bradstreet"). Prior to the Spin-off, Cognizant and its businesses were owned by Dun & Bradstreet.

PROXY VOTING

     A proxy allows you as a Shareholder to vote on significant matters even if you cannot attend the Annual Meeting. However, sending in a signed proxy will not prevent you from attending the meeting and voting in person. You have the right to revoke a proxy at any time before it is exercised by signing and returning a proxy bearing a later date, by giving written notice of revocation to the Corporate Secretary of Cognizant, or by attending the meeting and voting in person. Proxies must be filed with the secretary of the meeting prior to or at the commencement of the meeting.

     All properly signed proxies not revoked will be voted at the meeting in accordance with your instructions. A proxy which you sign and return as a Shareholder of record without instructions marked in the boxes will be voted, as to proposals specified in the proxy, in accordance with the recommendations of the Board of Directors as outlined in this Proxy Statement. If any other proposals are brought before the meeting and submitted to a vote, all proxies will be voted in accordance with the judgment of the persons voting those proxies.

     The previous paragraph does not apply to any Cognizant shares you hold in the Cognizant Corporation Savings Plan, The Dun & Bradstreet Corporation Profit Participation Plan, the ACNielsen Corporation Savings Plan or the DonTech Profit Participation Plan (the "Savings Plans"). If you have Savings Plan contributions invested in Cognizant Common Stock, the proxy will serve as a voting instruction for the trustee of the respective Savings Plan, as well as a proxy for any shares registered in your own name. If a proxy covering shares in a Savings Plan has not been received prior to May 20, 1997 or if you sign and return it without instructions marked in the boxes, the trustee will vote those Savings Plan shares in the same proportion as the respective Savings Plan shares for which it has received instructions, except as otherwise required by law.

RECORD DATE, QUORUM AND VOTING REQUIREMENTS

     Only holders of record of Cognizant Common Stock, par value $.01 per share, at the close of business on April 16, 1997 are eligible to vote at the meeting. As of the close of business on April 16, 1997, Cognizant had outstanding 167,137,493 shares of Common Stock.

     Cognizant's by-laws provide that a majority of the shares entitled to vote, present in person or represented by proxy, constitutes a quorum at meetings of Shareholders. Shares that abstain from voting are counted for purposes of establishing a quorum, as are shares which a broker holds in "street name" and votes on some matters but not others ("broker non-votes").

     Directors are elected by a plurality of the voting power present in person or represented by proxy at the meeting and entitled to vote. If you are present at the meeting but do not vote for a particular nominee, or if you have given a proxy and properly withhold authority to vote for a nominee, or if there are broker non-votes, the shares withheld or not voted will have no effect on the outcome of the vote.

     The ratification of the appointment of independent accountants is determined by the affirmative vote of a majority of the voting power present in person or represented by proxy at the meeting and entitled to vote on the matter. If you abstain from voting or direct your proxy to abstain from voting on this matter, your shares are considered present at the meeting for the matter but, since they are not votes in favor of the matter, they will have the same effect as votes against the matter. Broker non-votes are not considered present and they are, therefore, not counted in respect of this matter.

     The approval of the Cognizant Corporation Employee Stock Purchase Plan is determined by the affirmative vote of a majority of the votes cast in the matter, provided that the votes cast constitute a majority of the shares entitled to vote on the matter. Neither abstentions nor broker non-votes will be counted in respect of this matter.

PROXY SOLICITATION

     Employees of Cognizant may communicate with you and other Shareholders to solicit your proxies. Cognizant also has retained Georgeson & Company Inc. to assist in the solicitation of proxies for a fee estimated at $10,000 plus expenses. Cognizant will pay all expenses related to proxy solicitation. Cognizant and Georgeson & Company Inc. will request banks and brokers to solicit proxies from their customers where appropriate and will reimburse them for reasonable out-of-pocket expenses.

                   SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

     The following table sets forth the number of shares of Cognizant Common Stock, par value $.01 per share, the only outstanding equity security (other than stock options) or voting security of Cognizant, beneficially owned by each of the directors, each of the executive officers named in the Summary Compensation Table below, and all present directors and executive officers of Cognizant as a group, at December 31, 1996. The table also sets forth the name and address of the only persons known to Cognizant to be the beneficial owners (the "Owners") of more than five percent of the outstanding Common Stock and the number of shares so owned, to Cognizant's knowledge, on December 31, 1996. This information is based upon information furnished by each such person (or, in the case of the Owners, based upon a Schedule 13G filed by the Owners with the Securities and Exchange Commission ("SEC")). Please note that, in certain cases, shares required under rules of the SEC to be shown as beneficially owned are shares as to which the indicated person holds only rights to acquire within 60 days through exercise of stock options. Unless otherwise stated, the indicated persons have sole voting and investment power over the shares listed. All directors and executive officers as a group own less than 1% of the Common Stock. Percentages are based upon the number of shares of Cognizant Common Stock outstanding at December 31, 1996, plus, where applicable, the number of shares that the indicated person or group had a right to acquire within 60 days of such date.

            NAME                         NUMBER OF SHARES AND NATURE OF OWNERSHIP
            ----                         ----------------------------------------

Clifford L. Alexander, Jr. ..............     3,300    Direct
                                                898    Restricted Stock Grant (1)
                                            -------
                                              4,198

Victoria R. Fash ........................     2,304    Direct
                                             17,663    Rights to Acquire Within 60 days by Exercise of Options
                                            -------
                                             19,967

John P. Imlay, Jr. ......................    10,000    Direct
                                                898    Restricted Stock Grant (1)
                                            -------
                                             10,898

William G. Jacobi .......................     5,579    Direct
                                             81,899    Rights to Acquire Within 60 days by Exercise of Options
                                            -------
                                             87,478




              NAME                         NUMBER OF SHARES AND NATURE OF OWNERSHIP
              ----                         ----------------------------------------
Robert Kamerschen ....................,..     4,000    Direct
                                                 898    Restricted Stock Grant (1)
                                             -------
                                               4,898

Alan J. Klutch ..........................      9,833    Direct
                                             103,061    Rights to Acquire Within 60 days by Exercise of Options
                                             -------
                                             112,894

Robert J. Lanigan .......................      7,100    Direct (2)
                                                 898    Restricted Stock Grant (1)
                                             -------
                                               7,998

H. Eugene Lockhart ......................        300    Direct
                                                 898    Restricted Stock Grant (1)
                                             -------
                                               1,198

James R. Peterson .......................      4,300    Direct
                                                 898    Restricted Stock Grant (1)
                                             -------
                                               5,198

M. Bernard Puckett ......................      3,600    Direct
                                                 898    Restricted Stock Grant (1)
                                             -------
                                               4,498

Dennis G. Sisco .........................      4,391    Direct
                                              74,110    Rights to Acquire Within 60 days by Exercise of Options
                                             -------
                                              78,501

Robert E. Weissman ......................    116,985    Direct
                                             466,342    Rights to Acquire Within 60 days by Exercise of Options
                                             -------
                                             583,327

All Directors and Executive
   Officers as a Group ..................    870,088(3)

  The Capital Group Companies, Inc.
   and its subsidiary, Capital Research
   and Management Company,
   333 South Hope Street,
   Los Angeles, CA 90071 ................ 12,017,250(4)(5)

----------

(1) Represents shares of restricted stock granted under the Non-Employee Directors' Stock Incentive Plan, which shares are scheduled to vest on November 15, 2001.

(2) These shares are held in two revocable trusts (one trust holding 5,900 shares and the other 1,200 shares) for the benefit of Mr. Lanigan in which he is the settlor and sole beneficial owner and over which he has sole investment control.

(3) Includes all shares beneficially owned, regardless of nature of ownership, and all rights to acquire shares within 60 days. Excludes the shares owned by Mr. Sisco, who was not an executive officer as of the date of this Proxy Statement.

(4)  Represents 7.10% of the total outstanding Common Stock on December 31,
     1996.

(5) The Capital Group Companies, Inc. ("CGCI") and its wholly owned subsidiary, Capital Research and Management Company ("CRMC"), jointly filed a Schedule 13G with the SEC on February 12, 1997. This Schedule 13G shows that CRMC, a registered investment adviser, had, as of December 31, 1996, sole dispositive power (but no voting power) over 9,881,000 shares of Common Stock. Because of the SEC's ownership attribution rules, the Schedule 13G also shows CGCI as having sole dispositive power over such shares, as well as sole voting and dispositive power over an additional 1,600,250 shares and sole dispositive power (but no voting power) over a further 536,000 shares.

                                 PROPOSAL NO. 1:

                              ELECTION OF DIRECTORS

     The members of the Board of Directors of Cognizant are grouped into three classes, one of which is elected at each Annual Meeting of Shareholders to hold office for a three-year term and until successors are elected and have qualified.

     The Board of Directors has nominated John P. Imlay, Jr., Robert Kamerschen and H. Eugene Lockhart for election as Class I Directors at the 1997 Annual Meeting for a three-year term expiring at the 2000 Annual Meeting. Messrs. Imlay, Kamerschen and Lockhart have served as directors since October 15, 1996, shortly before Cognizant became an independent public company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED ABOVE.

     Unless you otherwise instruct, proxies will be voted for election of all the nominees, all of whom are now members of the Board. If any nominee is unwilling or unable to serve as a director and the Board does not, in that event, choose to reduce the size of the Board and Class I, the persons voting the proxy will have discretion to vote for the election of another person in accordance with their judgment.

     The following table provides, for each nominee for election as a Class I Director, the nominee's name, position with Cognizant, the year the nominee first became a director, principal occupations during the last five years, age, and other directorships in public companies.

 NOMINEES FOR CLASS I DIRECTORS FOR TERMS EXPIRING AT THE 2000 ANNUAL MEETING:

                                                             PRINCIPAL
                              POSITIONS                     OCCUPATIONS
                                WITH        DIRECTOR        DURING LAST                             OTHER
      NAME                    COGNIZANT       SINCE         FIVE YEARS                 AGE      DIRECTORSHIPS
      ----                    ---------     --------        -----------                ---      -------------
John P. Imlay, Jr.            Director        1996    Chairman, Imlay Investments,      60    Gartner Group,
                                                      Inc., Atlanta, GA (private              Inc.; Metromedia
                                                      venture capital investments),           International Group.
                                                      1990 to present; Chairman,
                                                      Dun & Bradstreet Software
                                                      Services, Inc., Atlanta, GA
                                                      (software company), 3/90 to
                                                      11/96; Principal Executive
                                                      Officer, 3/90 to 1/93;
                                                      President, 3/90 to 3/92.




                                                             PRINCIPAL
                              POSITIONS                     OCCUPATIONS
                                WITH        DIRECTOR        DURING LAST                             OTHER
    NAME                      COGNIZANT       SINCE         FIVE YEARS                 AGE      DIRECTORSHIPS
    ----                      ---------     --------        -----------                ---      -------------
Robert Kamerschen             Director        1996    Chairman and Chief Executive      61    ADVO, Inc.;
                                                      Officer, ADVO, Inc., Windsor,           Micrografx, Inc.
                                                      CT (direct mail marketing
                                                      services), 11/88 to present.

H. Eugene Lockhart            Director        1996    President, Retail Banking         47    Niagara Mohawk
                                                      Division, BankAmerica                   Power Corp.; RJR
                                                      Corporation, San Francisco,             Nabisco Holdings
                                                      CA (financial services),                Corp.
                                                      effective 5/97; President and
                                                      Chief Executive Officer,
                                                      MasterCard International
                                                      Inc., Purchase, NY (credit
                                                      card company), 3/94 to 4/97;
                                                      Executive Vice President,
                                                      First Manhattan Consulting
                                                      Group, New York, NY (banking
                                                      consulting firm), 9/92 to
                                                      2/94; Chief Executive
                                                      Officer, UK Banking and Group
                                                      Operations, Midland Bank plc,
                                                      London, England, 1986 to 1993.

     The following tables provide, for each Class II and Class III Director continuing in office, the director's name, position with Cognizant, the year the director first became a director, principal occupations during the last five years, age, and other directorships in public companies.

     The information for Robert E. Weissman, Chairman and Chief Executive Officer of Cognizant, does not include positions as an officer or director of subsidiaries of Cognizant which are part of his responsibilities and for which he receives no separate compensation.

CLASS II DIRECTORS HOLDING OFFICE FOR TERMS EXPIRING AT THE 1998 ANNUAL MEETING:

                                                             PRINCIPAL
                              POSITIONS                     OCCUPATIONS
                                WITH         DIRECTOR       DURING LAST                            OTHER
    NAME                      COGNIZANT       SINCE         FIVE YEARS                 AGE     DIRECTORSHIPS
    ----                      ---------      --------       ----------                 ---     -------------
Clifford L. Alexander, Jr.    Director        1996    President, Alexander &            63    The Dun &
                                                      Associates, Inc., Washington,           Bradstreet
                                                      D.C. (consulting firm                   Corporation; MCI
                                                      specializing in workforce               Communications
                                                      inclusiveness), 1/81 to                 Corporation;
                                                      present.                                Dreyfus Third
                                                                                              Century Fund;
                                                                                              Dreyfus General
                                                                                              Family of Funds;
                                                                                              Dreyfus Premier
                                                                                              Family of Funds;
                                                                                              Mutual of America
                                                                                              Life Insurance
                                                                                              Company; American
                                                                                              Home Products
                                                                                              Corporation; TLC
                                                                                              Beatrice
                                                                                              International
                                                                                              Holdings, Inc.

James R. Peterson             Director        1996    Former President and Chief        69    The Dun &
                                                      Executive Officer, The Parker           Bradstreet
                                                      Pen Company, Janesville, WI             Corporation; WMX
                                                      (writing instruments and                Technologies, Inc.
                                                      temporary help services),
                                                      1/82 to 1/85.

Robert E. Weissman            Chairman and    1996    Chairman and Chief Executive      56    State Street Boston
                              Chief                   Officer, Cognizant, 7/96 to             Corporation.
                              Executive               present; Chairman and Chief
                              Officer,                Executive Officer, The Dun &
                              Director                Bradstreet Corporation, 4/95
                                                      to 10/96; President and
                                                      Chief Executive Officer,
                                                      1/94 to 3/95; President
                                                      and Chief Operating
                                                      Officer, 1/85 to 12/93.



                  CLASS III DIRECTORS HOLDING OFFICE FOR TERMS
                      EXPIRING AT THE 1999 ANNUAL MEETING:

                                                             PRINCIPAL
                              POSITIONS                     OCCUPATIONS
                                WITH         DIRECTOR       DURING LAST                            OTHER
     NAME                     COGNIZANT       SINCE         FIVE YEARS                 AGE     DIRECTORSHIPS
     ----                     ---------      --------       ------------               ---     -------------
Robert J. Lanigan             Director        1996    Chairman Emeritus,                68    The Dun &
                                                      Owens-Illinois, Inc., Toledo,           Bradstreet
                                                      OH (glass, plastics and other           Corporation;
                                                      packaging products), 1/92 to            Owens-Illinois,
                                                      present; Chairman of the                Inc.; Transocean,
                                                      Board, 4/84 to 10/91; Chief             Inc.; Sonat
                                                      Executive Officer,                      Offshore Inc.;
                                                      1/84 to 9/90.                           Chrysler
                                                                                              Corporation; The
                                                                                              Coleman Company,
                                                                                              Inc.

M. Bernard Puckett            Director        1996    Private Investor, 1/96 to         52    P-Com, Inc.; R.R.
                                                      present; President and Chief            Donnelley & Sons
                                                      Executive Officer, Mobile               Company.
                                                      Telecommunication
                                                      Technologies Corp., Jackson,
                                                      MS (telecommunications), 5/95
                                                      to 1/96; President, Chief
                                                      Operating Officer, 1/94 to
                                                      5/95; Senior Vice
                                                      President-Corporate Strategy
                                                      and Development,
                                                      International Business
                                                      Machines Corporation, Armonk,
                                                      NY (computers), 7/93 to
                                                      12/93; General Manager of
                                                      Applications Solutions, 1/91
                                                      to 7/93.

COMMITTEES OF THE BOARD AND MEETINGS

     The Audit Committee of the Board of Directors reviews the scope of the audits of Cognizant's internal audit staff and the auditors' evaluation of internal controls, receives an annual summary of the results of such audits and reviews the scope of the audit of Cognizant's consolidated financial statements by independent public accountants and their report on the audit. The committee also recommends the appointment of Cognizant's independent public accountants to the full Board. The Audit Committee consists of Messrs. Alexander (Chairman), Lanigan and Lockhart. The Audit Committee held one meeting during 1996.

     The Compensation and Benefits Committee of the Board of Directors establishes and revises all compensation arrangements for certain executives of Cognizant consistent with a statement of executive compensation philosophy adopted by the Board of Directors. The committee also has authority to administer Cognizant's executive benefit plans and to establish and review the policies regarding executive and all other benefit programs. The committee consists of Messrs. Puckett (Chairman), Imlay, Kamerschen and Peterson. The Compensation and Benefits Committee held two meetings during 1996.

     While the Board of Directors has no nominating committee, Shareholders' recommendations for nominees to the Board of Directors will be considered by the full Board. You may recommend nominees by submitting the names in writing to: Susan H. Reynolds, Senior Vice President and Corporate Secretary, Cognizant Corporation, 200 Nyala Farms, Westport, Connecticut 06880. Cognizant's by-laws specify certain time limitations, notice requirements and other procedures applicable to the submission of nominations before an Annual or Special Meeting.

     Two meetings of the Board of Directors were held during 1996. All the directors attended each meeting of the Board of Directors and of the committees of the Board on which they served.

                                 PROPOSAL NO. 2:

                      APPOINTMENT OF AND RELATIONSHIP WITH
                         INDEPENDENT PUBLIC ACCOUNTANTS

     Upon recommendation of the Audit Committee, the Board of Directors has appointed Coopers & Lybrand L.L.P. ("Coopers & Lybrand") as independent public accountants to audit the consolidated financial statements of Cognizant for the year 1997. This appointment is subject to ratification by the Shareholders at the Annual Meeting.

     Coopers & Lybrand also acted as Cognizant's independent public accountants for 1996. In connection with its audit of the consolidated financial statements, Coopers & Lybrand also audited the separate financial statements of certain subsidiaries, reviewed certain filings with the SEC and performed certain non-audit services.

     The Audit Committee has reviewed each professional service provided by Coopers & Lybrand during 1996 and the types of professional non-audit services which it may provide in the future, and has concluded that the performance of non-audit services does not affect the independence of Coopers & Lybrand in its audit of Cognizant's consolidated financial statements.

     A representative of Coopers & Lybrand is expected to be available to answer questions at the Annual Meeting and is free to make statements during the meeting.

     If the appointment of Coopers & Lybrand is not approved by the Shareholders, or Coopers & Lybrand ceases to act as Cognizant's independent accountants, or the Board of Directors removes Coopers & Lybrand as Cognizant's independent accountants, the Board will appoint other independent accountants. The engagement of new accountants for periods following the 1998 Annual Meeting will be subject to ratification by the Shareholders at that meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF COOPERS & LYBRAND.

                COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

REPORT OF THE COMPENSATION AND BENEFITS COMMITTEE ON EXECUTIVE COMPENSATION

     As noted above, Cognizant became an independent public company on November 1, 1996. Prior to that date, the businesses of Cognizant were conducted by Dun & Bradstreet and all compensation decisions for Cognizant executives were determined by the Compensation Committee of the Dun & Bradstreet Board of Directors.

     This report provides an explanation of the new philosophy underlying Cognizant's Executive Compensation Program effective after the Spin-off Date, and describes how decisions were implemented regarding the compensation paid by Cognizant to Robert E. Weissman, Chief Executive Officer. The Compensation & Benefits Committee ("Committee") of the Board of Directors reviews and approves compensation for senior executives of Cognizant, including the Chief Executive Officer and the other executives whose compensation is described in this Proxy Statement. The Committee is composed entirely of outside directors and has been advised by independent experts experienced in the design and implementation of executive compensation arrangements.

   EXECUTIVE COMPENSATION PHILOSOPHY

     The Committee and the Board of Directors of Cognizant believe that a key to building Shareholder value is to closely align the financial interests of Shareholders with those of Cognizant's employees, including its senior executives. Moreover, we believe top-caliber executives and employees who deliver customer satisfaction are the other key drivers of Shareholder value. We believe both our Shareholders and Cognizant are best served by operating the business with a long-term perspective while striving to deliver annual results that are on par with those of other growth companies. Cognizant relies heavily on incentive compensation programs to motivate superior performance, both short- and long-term. These plans, which are paid in cash and stock, place a major portion of senior executives' compensation at risk to assure a sharp and continuing focus on building Shareholder value. The cash compensation programs are variable and are tied to the business unit or corporate performance for which executives are held directly accountable. The focus of cash compensation is on improving annual financial results. The stock options focus on creating and sustaining Shareholder value long-term, and serve as the primary source of future compensation growth opportunity for executives. Executives are expected to acquire and hold significant amounts of stock and, in part, Cognizant's compensation programs are designed to accomplish that objective.

     Total compensation opportunities for Cognizant executives are highly performance-driven in form and nature. They are designed to reward delivery of Shareholder value with levels of compensation that are consistent with the practices of high-performing companies that are likely to compete for the services of our executives. This enables Cognizant to attract the highest caliber of executive talent in an increasingly competitive market.

   COMPONENTS OF THE COMPENSATION PROGRAM

     The Committee believes that the form and level of executive compensation helps Cognizant attract and retain highly motivated and effective executives who are critical to the future success of the business.

     All of the Committee's judgments about the appropriateness of levels of compensation opportunities and payments to executives are considered in context of competitive practices among a comparator group of companies. The companies used for comparison purposes include several of Cognizant's peer group of competitors, as well as companies that are not engaged in the business information services industry. These other companies are comparable to Cognizant in terms of one or more of the following characteristics: (1) projected revenue growth, operating income, assets, market value and total shareholder returns;
(2) significant market presence outside the United States; (3) leading market shares in significant or emerging markets; (4) similarities in scope of position responsibilities, executive expertise and the magnitude of performance challenges faced; and (5) direct competitors for executive talent.

     Compensation data for the comparator companies are obtained from benchmarking surveys conducted by independent compensation consultants. These surveys cover more companies than those used in the peer group comparison shown in the Total Shareholder Return graph on page 11. In reviewing the data, the Committee takes into account how Cognizant's compensation policies and overall performance compare to similar indices for the comparator group. We do not seek to position compensation within any particular range of the comparator group. Our decisions are based on individual, business unit and company performance, and Shareholder returns.

     The compensation package for executives comprises base salary, annual cash incentives and long-term incentives in the form of stock options. Two components of the former Dun & Bradstreet executive compensation program have been discontinued: (1) the cash-based performance unit plan, and (2) annual grants of restricted stock. The elimination of these payments significantly reduces the certainty and increases the risks associated with compensation earned by Cognizant executives. The Committee believes this shift is important for achieving alignment between Shareholders and executives.

     BASE SALARY. The base salaries of executives compensate for ongoing performance of assigned responsibilities. In determining whether to adjust the base salary of an executive, including the Chief Executive Officer, the Committee takes into account salaries paid for comparable positions at other companies, changes in the executive's responsibilities, the individual performance of the executive and Cognizant's compensation philosophy.

     ANNUAL INCENTIVES. The annual incentive plan rewards executives for the financial results achieved for the year. Awards paid are dependent on the level of achievement of financial targets set at the beginning of the plan year. Financial targets for 1997 are based on revenue growth, operating earnings and cash flow of each executive's business unit or Cognizant's consolidated results. Potentially, qualitative goals such as customer satisfaction may be included as measures of executive performance.

     As a result of the Spin-off on November 1, 1996, year-end bonus payments were prorated for the last two months of 1996, based on Cognizant performance during the year. The goals for 1996 were based on operating earnings of the executive's business unit or earnings per share (EPS). Some executives had a portion of their bonus opportunity tied to qualitative goals such as an employee satisfaction index, measured by a survey of business effectiveness.

     STOCK OPTIONS. Stock options are Cognizant's primary long-term incentive mechanism and serve to reward executives in the same manner as our Shareholders benefit. The options only have compensation value when Shareholder value increases. Following the Spin-off Date, executives were granted options and offered the opportunity to purchase additional options by paying ten percent of the option grant value in 1996. The remaining ninety percent is payable at exercise. All options have a life of ten years, vest proportionally over six years and have an exercise price equal to the fair market value of the Common Stock on the grant date. In combination, these grants generally represent multiple years of competitive award opportunity.

     Future grants may be awarded to senior executives after three to five years and will depend on a number of factors including: (1) level of responsibility;
(2) individual performance; (3) competitiveness of cash compensation earned since initial grant; (4) potential future contributions; and (5) whether another option grant would provide an appropriate reward and incentive for the executive to sustain and enhance Shareholder value longer-term. The Committee believes this approach is the most effective means for aligning Shareholder and executive interests, reinforcing an entrepreneurial mindset, building a high-performance culture and increasing the "at risk" portion of each executive's compensation package.

     All Dun & Bradstreet stock options held by Cognizant executives which were outstanding on October 31, 1996 were replaced, effective November 1, 1996, with Cognizant stock options. These replacement options were adjusted to preserve the economic value of the Dun & Bradstreet options, and the original terms and conditions remain in effect on these shares.

     CEO COMPENSATION. Mr. Weissman participates in the executive compensation program described in this report. Mr. Weissman's cash compensation level and opportunities as Chief Executive Officer of Cognizant include a base salary and a target annual incentive opportunity of $750,000 each, beginning on the Spin-off Date. Mr. Weissman received a prorated portion of his annual incentive for the last two months of 1996. This is compared with an annual $865,000 base salary level and a $785,000 bonus target at Dun & Bradstreet, through October 31, 1996. Mr. Weissman received a grant of 575,000 stock options and purchased an additional 400,000 options following the Spin-off Date. The Committee believes Mr. Weissman's current compensation is appropriate and fully consistent with Cognizant's philosophy on executive compensation.

     TAX DEDUCTIBILITY. The Internal Revenue Code (the "Code") has set certain limitations on the deductibility of compensation paid to a public company's Chief Executive Officer and the other four most highly compensated senior executives. For 1996, none of the compensation paid to the named executives by Cognizant is expected to exceed the Code limitations. In addition, the new stock option grants made in 1996, and the anticipated 1997 salary and annual incentive awards, are expected to qualify for tax deductibility under transition rules applicable to spin-offs. The Committee plans to address the issue of qualifying subsequent years' compensation for deductibility under the Code in the future.

   COMPENSATION AND BENEFITS COMMITTEE

                              M. Bernard Puckett, Chairman
                              John P. Imlay, Jr.
                              Robert Kamerschen
                              James R. Peterson

                    COMPARISON OF TOTAL SHAREHOLDER RETURN OF
                   COGNIZANT, S&P 500 AND COGNIZANT PEER GROUP

                    [GRAPHICAL REPRESENTATION OF DATA BELOW]

                                       10/17/96         12/31/96
                                       --------         --------
          COGNIZANT CORP                  100            100.76
          S&P 500 INDEX                   100            105.17
          PEER GROUP                      100             95.88

     This graph compares total shareholder return of Cognizant, the Standard & Poor's 500 Index and a group of Cognizant peer companies from October 17, 1996, the first day of when-issued trading in Cognizant Common Stock, until December 31, 1996. Since there is no widely recognized standard industry group comprising Cognizant and peer companies, a group of companies representing a broad range of business information and service providers was used. The performance peer group includes Automatic Data Processing, Inc., Ceridian Corp., Dow Jones & Company, Inc., Forrester Research, Inc., Medaphis Corporation, Policy Management Systems Corporation, Reuters Holding PLC and Shared Medical Systems Corporation.

EXECUTIVE COMPENSATION TABLES

                           SUMMARY COMPENSATION TABLE

     All the executive officers named in the Summary Compensation Table below were employed by Dun & Bradstreet until the Spin-off Date. Accordingly, for 1996 the Summary Compensation Table shows separately the amounts paid by Cognizant (indicated as "CZT") starting on the Spin-off Date and the amounts paid by Dun & Bradstreet (indicated as "D&B") before the Spin-off Date. Because the 1996 compensation reflects 10 months of payments under Dun & Bradstreet's compensation programs, as well as certain one-time payments relating to the Spin-off, it does not necessarily reflect Cognizant's compensation policies as described in the Report of the Compensation and Benefits Committee on Executive Compensation, earlier in this Proxy Statement.

     In particular, 1996 payments include acceleration of certain long-term awards (as described in the footnotes to the Summary Compensation Table) upon the Spin-off as required by the applicable Dun & Bradstreet compensation plans. In addition, Cognizant has discontinued the performance unit and restricted stock components of Dun & Bradstreet's compensation program.

     All 1995 compensation amounts were paid by Dun & Bradstreet.



                                                             ANNUAL COMPENSATION
                                                    -------------------------------------
          (A)                     (B)                  (C)           (D)            (E)
                                                                                   OTHER
                                                                                  ANNUAL
                                                                                 COMPENSA-
  NAME AND PRINCIPAL                                 SALARY       BONUS (1)      TION (2)
       POSITION                  YEAR                  ($)           ($)            ($)
  ------------------             ----               -------       ---------      ---------
Robert E. Weissman ............  1996     CZT       125,000         125,000           0
 Chairman and Chief
 Executive Officer
                                          D&B       720,833       1,887,500          89
                                                    -------       ---------       -----
                                          Total     845,833       2,012,500          89
                                 -----------------------------------------------------------
                                 1995     D&B       830,000         802,095         216
                                 -----------------------------------------------------------
Dennis G. Sisco ...............  1996     CZT        64,167          44,500           0
 Executive Vice
 President (7)
                                          D&B       320,833         655,833           0
                                                    -------       ---------       -----
                                          Total     385,000         700,333           0
                                 -----------------------------------------------------------
                                 1995     D&B       351,615         453,901           0
                                 -----------------------------------------------------------
William G. Jacobi .............  1996     CZT        66,667          46,667           0
 Executive Vice
 President
                                          D&B       333,333         615,000       2,921
                                                    -------       ---------       -----
                                          Total     400,000         661,667       2,921
                                 -----------------------------------------------------------
                                 1995     D&B       377,315         277,557       3,448
                                 -----------------------------------------------------------

Victoria R. Fash ..............  1996     CZT        62,500          43,333           0
 Executive Vice President &
 Chief Financial Officer
                                          D&B       245,833         462,500       4,825
                                                    -------       ---------       -----
                                          Total     308,333         505,833       4,825
                                 -----------------------------------------------------------
                                 1995     D&B       258,359         250,901           0
                                 -----------------------------------------------------------
Alan J. Klutch ................  1996     CZT        54,167          33,333           0
 Senior Vice President
 --Finance
                                          D&B       270,833         450,000      30,116
                                                    -------       ---------       -----
                                          Total     325,000         483,333      30,116
                                 -----------------------------------------------------------
                                 1995     D&B       312,500         224,772      34,778
                                 -----------------------------------------------------------


                                           LONG-TERM COMPENSATION
                                 ------------------------------------------
                                           AWARDS                 PAYOUTS
                                 -------------------------       ----------
          (A)                         (F)           (G)              (H)           (I)
                                                SECURITIES
                                  RESTRICTED    UNDERLYING        LONG-TERM     ALL OTHER
                                     STOCK       OPTIONS/         INCENTIVE     COMPENSA-
  NAME AND PRINCIPAL             AWARD(S)(3)     SARS (4)        PAYOUTS (5)    TION (6)
       POSITION                       ($)           (#)              ($)           ($)
  ------------------             ------------   --------         -----------    -----------
Robert E. Weissman ............           0       575,000*                0      3,750       CZT
 Chairman and Chief                               400,000**
 Executive Officer                                568,721***
                                          0             0         4,432,257     65,313       D&B
                                    -------     ---------         ---------     ------
                                          0     1,543,721         4,432,257     69,063     Total
                                 ----------------------------------------------------------------
                                    443,895        34,823           887,800     55,063       D&B
                                 ----------------------------------------------------------------
Dennis G. Sisco ...............           0       275,000*                0      1,925       CZT
 Executive Vice                                   125,000**
 President (7)                                    111,610***
                                          0             0         1,055,375     29,917       D&B
                                    -------     ---------         ---------     ------
                                          0       511,610         1,055,375     31,842     Total
                                 ----------------------------------------------------------------
                                    252,058        15,696           104,220     26,308       D&B
                                 ----------------------------------------------------------------
William G. Jacobi .............           0       275,000*                0     2,000        CZT
 Executive Vice                                   125,000**
 President                                        114,842***
                                          0             0           996,459     25,502       D&B
                                    -------     ---------         ---------     ------
                                          0       514,842           996,459     27,502     Total
                                 ----------------------------------------------------------------
                                    277,964        13,813           155,996     21,217       D&B
                                 ----------------------------------------------------------------

Victoria R. Fash ..............           0       275,000*                0      1,875       CZT
 Executive Vice President &                       125,000**
 Chief Financial Officer                           34,617***
                                          0             0           383,002     16,777       D&B
                                    -------     ---------         ---------     ------
                                          0       434,617           383,002     18,652     Total
                                 ----------------------------------------------------------------
                                    219,283         8,788            38,600      4,176       D&B
                                 ----------------------------------------------------------------
Alan J. Klutch ................           0       175,000*                0      1,625       CZT
 Senior Vice President                             50,000**
 --Finance                                        122,451***
                                          0             0           869,045     19,868       D&B
                                    -------     ---------         ---------     ------
                                          0       347,451           869,045     21,493     Total
                                 ----------------------------------------------------------------
                                    101,303         6,588           202,650      6,795       D&B
                                 ----------------------------------------------------------------

----------

  * Effective Date Stock Options
 ** Effective Date Purchased Options
*** D&B Substitute Options

(1) The 1996 Cognizant bonus amounts were earned in 1996 and paid in 1997. The 1996 Dun & Bradstreet bonus amounts were earned and paid in 1996. The 1995 bonus amounts were earned in 1995 and paid in 1996.

(2) Amounts shown represent reimbursement for taxes paid by the named executive officers with respect to company-directed travel and certain other expenses. The value of certain personal benefits is not included since it does not exceed $50,000 for any named executive officer.

(3) In 1996, no restricted stock was granted and there were no restricted stock holdings outstanding for the named executive officers at December 31, 1996. Previous Dun & Bradstreet restricted stock awards either vested or were paid in cash in connection with the Spin-off. Amounts shown for 1995 represent the dollar value on the date of grant of Dun & Bradstreet restricted stock granted that year.

(4) Only the amounts designated as Effective Date Stock Options reflect new Cognizant option grants for 1996. Those designated as Effective Date Purchased Options are options that were purchased by the named executive officers for cash at a price of 10% of the exercise price. The remaining 90% is payable if and when the options are exercised. The 10% purchase price is forfeited if the options expire without being exercised, and the portion of the purchase price attributable to vested options is also forfeitable upon termination of employment in certain circumstances. The new grants were designed to implement a front-loaded equity-based incentive covering several years. Accordingly, while the grants are larger than typical annual grants, none of the named executive officers is expected to receive additional option grants for a minimum of three years. The options designated as Substitute Options were issued in substitution of Dun & Bradstreet options that were canceled as of the Spin-off Date, as described in the introduction to the "Option/SAR Grants in Last Fiscal Year" table below. Amounts granted in 1995 represent the original number of Dun & Bradstreet stock options granted in 1995. These shares are among the Dun & Bradstreet options that were replaced by the Substitute Options shown in the 1996 grant. All the options in this table are without tandem stock appreciation rights, except for the Limited SARs described under the "Option/SAR Grants in Last Fiscal Year" table below.

(5) Amounts shown for 1995 represent payments made under the Dun & Bradstreet Key Employees Performance Unit Plan ("PUP"). The amounts shown for 1996 represent a cash payout of the cash and restricted stock components of the 1993, 1994 and 1995 PUP awards. The 1994 and 1995 PUP awards would normally have been paid in future years, but were accelerated pursuant to the terms of the PUP as a result of the Spin-off. Cognizant does not have an incentive plan equivalent to the PUP.

(6) Amounts shown represent aggregate annual company contributions for the account of each named executive officer under the Dun & Bradstreet Profit Participation Plan ("PPP") and Profit Participation Benefit Equalization Plan ("PPBEP"), and the Cognizant Corporation Savings Plan ("Savings Plan") and Savings Benefit Equalization Plan ("SBEP"), plans which are open to employees of Dun & Bradstreet or Cognizant and certain subsidiaries. The PPP and Savings Plan are tax-qualified defined contribution plans and the PPBEP and SBEP are non-qualified plans which provide a benefit to participants in the PPP and Savings Plan equal to the amount of company contributions that would have been made to the participant's PPP and Savings Plan accounts but for certain Federal tax laws.

(7) Mr. Sisco resigned as Executive Vice President in 1997 and is no longer an executive officer.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table shows grants of stock options to the named executive officers in 1996. As indicated, certain of the options were new options granted at the launch of Cognizant as an independent company ("Effective Date Options"). These grants are front-loaded and thus none of the named executive officers is expected to receive additional option grants for a minimum of three years. The other grants were made in substitution of outstanding Dun & Bradstreet options that were canceled as of the Spin-off Date ("Substitute Options"). The original exercise price of the canceled Dun & Bradstreet options was the fair market value of Dun & Bradstreet common stock on the date of grant. The exercise price and number of shares subject to the Substitute Options were determined under a formula intended to preserve the economic value of the canceled Dun & Bradstreet options.

                                             INDIVIDUAL GRANTS
----------------------------------------------------------------------------------------------------------------------
       (A)                                            (B)            (C)            (D)            (E)          (F)
                                                   NUMBER OF
                                                  SECURITIES     % OF TOTAL
                                                  UNDERLYING    OPTIONS/SARS     EXERCISE                   GRANT DATE
                                                 OPTIONS/SARS    GRANTED TO       OR BASE                     PRESENT
                                                  GRANTED (1)   EMPLOYEES IN       PRICE       EXPIRATION    VALUE (2)
      NAME                                            (#)        FISCAL YEAR     ($/SHARE)        DATE          ($)
      ----                                       ------------   ------------     --------      -----------   ----------
Robert E. Weissman ....  Effective Date Options
                          Stock Options             575,000         5.7651%      $33.3750       11/14/06     $4,979,500
                          Purchased Options         400,000                      $33.3750       11/14/06     $3,464,000
                         ----------------------------------------------------------------------------------------------
                         Substitute Options          15,813        16.9539%      $30.6752       01/05/97        $31,626
                                                      3,256(I)                   $30.6752       01/05/97         $6,512
                                                     26,545                      $28.2517       12/15/97       $136,972
                                                     40,115                      $29.9135       12/20/98       $180,919
                                                     63,339                      $23.6815       12/19/99       $636,557
                                                     71,337                      $22.9891       12/18/00       $802,541
                                                     70,603                      $28.0439       12/17/01       $569,766
                                                     68,142                      $31.9909       12/15/02       $406,126
                                                     72,496                      $34.4837       12/14/03       $355,230
                                                     74,213                      $29.9135       12/20/04       $555,855
                                                     62,862                      $35.3146       12/19/05       $341,969
                         ----------------------------------------------------------------------------------------------
Dennis G. Sisco .......  Effective Date Options
                          Stock Options             275,000         2.3652%      $33.3750       11/14/06     $2,381,500
                          Purchased Options         125,000                      $33.3750       11/14/06     $1,082,500
                         ----------------------------------------------------------------------------------------------
                         Substitute Options           5,013         3.3272%      $29.9135       12/20/98        $22,609
                                                      7,599                      $23.6815       12/19/99        $76,370
                                                      8,524                      $22.9891       12/18/00        $95,895
                                                      8,271                      $28.0439       12/17/01        $66,747
                                                      8,939                      $31.9909       12/15/02        $53,276
                                                      9,101                      $32.9603       07/20/03        $52,695
                                                     15,773                      $34.4837       12/14/03        $77,288
                                                     20,057                      $29.9135       12/20/04       $150,227
                                                      6,247                      $28.8056       04/18/05        $53,787
                                                     22,086                      $35.3146       12/19/05       $120,148
                         ----------------------------------------------------------------------------------------------
William G. Jacobi .....  Effective Date Options
                          Stock Options             275,000         2.3652%      $33.3750       11/14/06     $2,381,500
                          Purchased Options         125,000                      $33.3750       11/14/06     $1,082,500
                         ----------------------------------------------------------------------------------------------
                         Substitute Options           3,588         3.4235%      $30.6752       01/05/97         $7,176
                                                      3,256(I)                   $30.6752       01/05/97         $6,512
                                                      8,919                      $28.2517       12/15/97        $46,022
                                                     10,027                      $29.9135       12/20/98        $45,222
                                                      3,166                      $23.6815       12/19/99        $31,818
                                                      5,045                      $22.9891       12/18/00        $56,756
                                                      6,738                      $28.0439       12/17/01        $54,376
                                                      8,251                      $31.9909       12/15/02        $49,176
                                                      9,101                      $32.9603       07/20/03        $52,695
                                                     15,773                      $34.4837       12/14/03        $77,288
                                                     16,044                      $29.9135       12/20/04       $120,170
                                                      6,247                      $28.8056       04/18/05        $53,787
                                                     18,687                      $35.3146       12/19/05       $101,657



                                             INDIVIDUAL GRANTS
----------------------------------------------------------------------------------------------------------------------
       (A)                                            (B)            (C)            (D)            (E)          (F)
                                                   NUMBER OF
                                                  SECURITIES     % OF TOTAL
                                                  UNDERLYING    OPTIONS/SARS     EXERCISE                   GRANT DATE
                                                 OPTIONS/SARS    GRANTED TO       OR BASE                     PRESENT
                                                  GRANTED (1)   EMPLOYEES IN       PRICE       EXPIRATION    VALUE (2)
      NAME                                            (#)        FISCAL YEAR     ($/SHARE)        DATE          ($)
      ----                                       ------------   ------------     --------      -----------   ----------
Victoria R. Fash ......  Effective Date Options
                          Stock Options             275,000         2.3652%      $33.3750       11/14/06     $2,381,500
                          Purchased Options         125,000                      $33.3750       11/14/06     $1,082,500
                         ----------------------------------------------------------------------------------------------
                         Substitute Options           2,994         1.0320%      $28.0439       12/17/01        $24,162
                                                      3,563                      $31.9909       12/15/02        $21,235
                                                      4,175                      $34.4837       12/14/03        $20,458
                                                      8,022                      $29.9135       12/20/04        $60,085
                                                      3,122                      $28.8056       04/18/05        $26,880
                                                     12,741                      $35.3146       12/19/05        $69,311
                         ----------------------------------------------------------------------------------------------
Alan J. Klutch ........  Effective Date Options
                          Stock Options             175,000         1.3304%      $33.3750       11/14/06     $1,515,500
                          Purchased Options          50,000                      $33.3750       11/14/06       $433,000
                         ----------------------------------------------------------------------------------------------
                         Substitute Options           2,119         3.6503%      $30.6752       01/05/97         $4,238
                                                      3,256(I)                   $30.6752       01/05/97         $6,512
                                                      7,803                      $28.2517       12/15/97        $40,263
                                                      9,026                      $29.9135       12/20/98        $40,707
                                                     13,934                      $23.6815       12/19/99       $140,037
                                                     15,658                      $22.9891       12/18/00       $176,153
                                                     16,044                      $28.0439       12/17/01       $129,475
                                                     14,878                      $31.9909       12/15/02        $88,673
                                                     13,802                      $34.4837       12/14/03        $67,630
                                                     14,039                      $29.9135       12/20/04       $105,152
                                                     11,892                      $35.3146       12/19/05        $64,692
                         ----------------------------------------------------------------------------------------------

(I) = Incentive Stock Options
----------
(1) The expiration dates and generally the other terms of the Substitute Options are identical to the terms of the corresponding Dun & Bradstreet options. The Cognizant Effective Date Options may not be exercised for at least one year after grant and may then be exercised in installments of one-sixth of the grant amount each year until they are 100% vested. Payment must be made in full upon exercise in cash or Common Stock. The option holder may elect to have shares of Common Stock issuable upon exercise withheld by Cognizant to pay withholding taxes due. Generally, all the options shown include Limited SARs in tandem with the options. Limited SARs are exercisable only if and to the extent that the related option is exercisable and are exercisable only during the 30-day period following the acquisition of at least 20% of the outstanding Common Stock pursuant to a tender or exchange offer not made by Cognizant. Each Limited SAR permits the holder to receive cash equal to the excess over the related option exercise price of the highest price paid pursuant to a tender or exchange offer for Common Stock which is in effect at any time during the 60 days preceding the date upon which the Limited SAR is exercised. Limited SARs can be exercised regardless of whether Cognizant supports or opposes the offer.

     The Effective Date Options designated as Purchased Options represent options that were purchased by the named executive officers for cash at a price of 10% of the exercise price. The remaining 90% is payable if and when the options are exercised. The 10% purchase price is forfeited if the options expire without being exercised, and the portion of the purchase price attributable to vested options is also forfeitable upon termination of employment in certain circumstances.

(2) Grant date present value is based on the Black-Scholes option valuation model, which makes the following material assumptions:

     (a) For the Effective Date Options, an expected stock-price volatility factor of 25%, a risk-free rate of return of 5.8%, an annual dividend yield of 0.30%, an assumed time of exercise of 4.5 years from grant date, and a reduction of approximately 16% to reflect the probability of forfeiture due to termination prior to vesting.

     (b) For the Substitute Options, an expected stock-price volatility factor of 25%, a risk-free rate of return ranging from 5.07% (for the earliest expiring options) to 6.24% and 6.26% (for the latest expiring options), an annual dividend yield of 0.30%, an assumed time of exercise ranging from 0.1 year from grant date (for the earliest expiring options) to 2.7 and 2.8 years from grant date (for the latest expiring options) and a reduction to reflect the probability of forfeiture due to termination prior to vesting, ranging from 5% (for the earliest expiring unvested options) to 10% (for the latest expiring unvested options).

     These assumptions may or may not be fulfilled, and the amounts shown cannot be considered predictions of future value. Options will gain value only to the extent the stock price exceeds the option exercise price during the life of the option.

             AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR-END OPTION/SAR VALUES

     The following table provides information as to option exercises by each of the named executive officers during 1996 and the value of unexercised in-the-money Effective Date Options and Substitute Options at year-end.


       (A)                                             (B)         (C)               (D)                             (E)
                                                                           NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                                                          UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                     SHARES                 OPTIONS/SARS AT FISCAL             OPTIONS/SARS
                                                    ACQUIRED     VALUE        YEAR-END (1) (#)          AT FISCAL YEAR-END (2) ($)
                                                  ON EXERCISE   REALIZED ---------------------------   ----------------------------
      NAME                                           (#)          ($)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
      ----                                         -----------  -------- -----------   -------------   -----------   --------------

Robert E. Weissman ....  Effective Date Options         0           0             0       975,000       $        0      $      0
                         Substitute Options             0           0       466,342       102,379       $2,082,233      $109,895

Dennis G. Sisco .......  Effective Date Options         0           0             0       400,000       $        0       $     0
                         Substitute Options             0           0        74,110        37,500       $  252,883       $48,773

William G. Jacobi .....  Effective Date Options         0           0             0       400,000       $        0       $     0
                         Substitute Options             0           0        81,899        32,943       $  234,923       $42,826

Victoria R. Fash ......  Effective Date Options         0           0             0       400,000       $        0       $     0
                         Substitute Options             0           0        17,663        16,954       $   32,663       $21,413

Alan J. Klutch ........  Effective Date Options         0           0             0       225,000       $        0       $     0
                         Substitute Options             0           0       103,061        19,390       $  468,976       $20,790

-----------

(1)  No SARs were outstanding at December 31, 1996.

(2) The values shown equal the difference between the exercise price of unexercised in-the-money options and the fair market value of the underlying Common Stock at December 31, 1996. Options are in-the-money if the fair market value of the Common Stock exceeds the exercise price of the option.

RETIREMENT BENEFITS

     The following table sets forth the estimated aggregate annual benefits payable under the Cognizant Retirement Plan, the Cognizant Corporation Supplemental Executive Retirement Plan and the Cognizant Retirement Excess Plan to persons in specified average final compensation and years-of-service classifications upon retirement at age 65. Amounts shown in the table include U.S. Social Security benefits and benefits payable under predecessor plans of Dun & Bradstreet which would be deducted in calculating benefits payable under these plans. These aggregate annual retirement benefits do not increase as a result of additional service after 15 years.

     Benefits vest after five years of service and are calculated as 5% of average final compensation per year for the first 10 years of service, and 2% per year for the next five years, up to a maximum of 60% of average final compensation after 15 years of service.

                       ESTIMATED AGGREGATE ANNUAL RETIREMENT BENEFIT
  AVERAGE                           ASSUMED SERVICE OF:
  FINAL            -------------------------------------------------------
COMPENSATION        15 YEARS      20 YEARS       25 YEARS       30 YEARS
------------       ----------    ----------    -----------    ------------
$  550,000         $  330,000    $  330,000    $   330,000     $  330,000
   700,000            420,000       420,000        420,000        420,000
   850,000            510,000       510,000        510,000        510,000
 1,000,000            600,000       600,000        600,000        600,000
 1,300,000            780,000       780,000        780,000        780,000
 1,600,000            960,000       960,000        960,000        960,000
 1,900,000          1,140,000     1,140,000      1,140,000      1,140,000

     The number of years of service for Messrs. Weissman, Sisco and Jacobi and Ms. Fash are, respectively, 17, 8, 17 and 5.

     Compensation, for the purpose of determining retirement benefits, consists of base salary, annual bonuses, commissions and overtime pay. Severance pay, income derived from equity-based awards, contingent payments and other forms of special remuneration are excluded. A portion of the bonuses included in the Summary Compensation Table above were not paid until the year following the year in which they were accrued and expensed; therefore, compensation for purposes of determining retirement benefits varies from the Summary Compensation Table amounts in that bonuses expensed in the previous year but paid in the current year are part of retirement compensation in the current year and any unpaid current year's bonuses accrued and included in the Summary Compensation Table are not. For 1996, compensation for purposes of determining retirement benefits for the named executive officers differed by less than 10% from the amounts shown in the table except that compensation for 1996 for purposes of determining retirement benefits for Messrs. Weissman and Jacobi and Ms. Fash was, respectively, $2,302,095, $916,723, and $621,734.

     Average final compensation is defined as the highest average annual compensation during five consecutive twelve-month periods in the last ten consecutive twelve-month periods of the member's credited service. Members vest in their accrued retirement benefit upon completion of five years' service. The benefits shown in the table above are calculated on a straight-life annuity basis.

     Retirement benefits for Mr. Klutch are determined solely under the Cognizant Retirement Plan and the Retirement Excess Plan. Under these plans, Cognizant contributes 6% of the participant's compensation monthly to the participant's cash balance in the plan. The cash balance earns monthly investment credits based on the yield on 30-year Treasury bonds from time to time. These plans also include a minimum monthly benefit for certain employees who had attained age 50 and had earned 10 years of service as of October 31, 1996, including Mr. Klutch. The minimum benefit is equal to the excess of (i) 1.7% of final average compensation multiplied by years of credited service not in excess of 25, plus 1.0% of average final compensation multiplied by years of credited service in excess of 25, over (ii) 1.7% of the primary Social Security insurance benefits multiplied by years of credited service not in excess of 25, plus 0.5% of the primary Social Security insurance benefits multiplied by years of credited service in excess of 25. Mr. Klutch's estimated annual benefits upon retirement at age 65 are $194,490, based upon his credited service to date for these plans of 22.5 years. This amount includes benefits payable under predecessor plans of Dun & Bradstreet which would be deducted from the amount payable under these plans.

CHANGE-IN-CONTROL AGREEMENTS

     In 1996, Cognizant entered into agreements with the executive officers named in the Summary Compensation Table above (as well as with other officers and key employees of Cognizant and its subsidiaries), providing for certain benefits upon termination of employment in the event of a Change in Control (as defined below) of Cognizant. If, following a Change in Control, the employment of a named executive officer is terminated without cause or he or she terminates employment for "good reason" (generally, an adverse change in employment status, compensation or benefits, a required relocation or the lapse of 12 months following the Change in Control), the officer will receive a lump sum payment equal to three times base salary and annual target bonus, reimbursement for outplacement expenses, life and health insurance coverage for 36 months after termination, retiree medical coverage, the accelerated vesting of stock options and the accelerated payment of prorated annual and other bonuses. Messrs. Weissman and Jacobi and Ms. Fash will also receive full vesting under the Supplemental Executive Retirement Plan and crediting of the maximum years of service for purposes of determining the amount of retirement benefits. A Change in Control will generally have occurred under the following circumstances: (i) an acquisition by any person of 20% of the combined voting power of Cognizant's securities, (ii) during any period of twenty-four months a majority of the Board ceases to consist of (x) directors in office at the beginning of such period or
(y) directors whose election was approved by two-thirds of the directors in office at the beginning of the period or by directors whose election was so approved, (iii) Cognizant's merger or consolidation with another entity (other than one in which Cognizant's shares outstanding prior to the merger represent 66 2/3% of the voting power of the surviving company and no shareholder holds 20% or more of such remaining voting power) or (iv) the liquidation or sale of substantially all of Cognizant's assets.

EXECUTIVE TRANSITION PLAN

     The Cognizant Executive Transition Plan (the "ETP") provides severance benefits to executive officers of Cognizant (including those named in the Summary Compensation Table above) and certain of its subsidiaries, selected by the Chief Executive Officer. The ETP generally provides for the payment of severance benefits if the employment of a covered executive terminates by reason of a reduction in force, job elimination, unsatisfactory job performance or a mutually acceptable resignation. In the event of an eligible termination, the executive will be paid 104 weeks of salary continuation consisting of annual base salary and annual bonus opportunity for the year of termination. However, if the executive is terminated by reason of unsatisfactory performance, the bonus opportunity will not be included.

     In addition, the ETP provides to eligible terminated executives (i) continued medical, dental and life insurance coverage throughout the salary continuation period; (ii) payment of the annual bonus for the year of termination that would have been paid if employment continued, prorated based on the number of months worked during that year; and (iii) in certain instances, outplacement services and financial counseling. The Chief Executive Officer may increase or decrease ETP benefits for executives other than the Chief Executive Officer, provided such decision is reported to the Compensation and Benefits Committee of the Board, and that committee may increase or decrease ETP benefits for the Chief Executive Officer.

     Neither the prorated annual bonus nor the financial counseling is provided if employment terminates due to unsatisfactory performance.

COMPENSATION OF DIRECTORS

     CASH COMPENSATION. Beginning in October 1996, each director not employed by Cognizant was paid a retainer at an annual rate of $25,000 in quarterly installments and each non-employee director who was Chairman of a committee of the Board of Directors was paid an additional retainer at an annual rate of $3,000 in quarterly installments. In addition, each non-employee director was paid a fee of $1,000 for each Board or Committee meeting attended in 1996. Directors who were employed by Cognizant received no retainers or fees.

     Each non-employee director may elect to have all or a specified part of the retainer and fees deferred until he or she ceases to be a director. Deferred amounts may be credited to the account of directors as deferred cash, which bears interest at prescribed rates, or as deferred share units in an amount equal to the amount of deferred compensation divided by the fair market value of a share of Common Stock on the date the compensation would otherwise have been paid. Deferred share units are credited with dividend equivalents. Fair market value is the average of the high and low trading prices of the Common Stock on the date of determination. Deferred amounts and accrued interest and dividend equivalents are paid in the form of cash or stock, as appropriate, on the first business day of the calendar year following the date of the director's termination of service on Cognizant's Board.

     Upon the occurrence of a Change in Control (as defined above under "Change-in-Control Agreements") of Cognizant, the Compensation and Benefits Committee may take such action as it deems necessary or desirable with respect to deferred amounts.

     NON-EMPLOYEE DIRECTORS' STOCK INCENTIVE PLAN. This plan provides for the granting of stock options and restricted stock to non-employee directors of Cognizant on such terms as are determined by the Compensation and Benefits Committee of the Board of Directors. On November 15, 1996 the committee granted each non-employee director 898 shares of restricted Common Stock with a fair market value on that date of $29,971, and a stock option to purchase 7,000 shares of Common Stock at an exercise price of $33.375 per share. The restricted shares vest five years after the date of grant. Until the shares vest, the director is not able to sell or dispose of them but is entitled to vote them and receive dividends. These restrictions lapse if the director dies or becomes disabled or, at the committee's discretion, if the director's service terminates in other circumstances. The stock option expires 10 years after the grant date and vests in six equal installments beginning one year after the grant date. The plan provides for the accelerated vesting of options upon termination of service due to death, disability or retirement.

     Upon the occurrence of a Change in Control (as defined above under "Change-in-Control Agreements") of Cognizant, the Compensation and Benefits Committee may take such action as it deems necessary or desirable with respect to awards, including acceleration of an award, payment of cash in exchange for cancellation of an award, and/or issuing substitute awards that substantially preserve the value, rights and benefits of previously granted awards.

                                 PROPOSAL NO. 3:

                    ADOPTION OF EMPLOYEE STOCK PURCHASE PLAN

     On February 18, 1997, the Board of Directors adopted the Cognizant Corporation Employee Stock Purchase Plan (the "Purchase Plan"), subject to approval by the Shareholders at the Annual Meeting. The Purchase Plan was designed to align the interests of employees of Cognizant and its subsidiaries ("Participants") with those of Shareholders. The Purchase Plan affords Participants the right to buy shares of Cognizant Common Stock through payroll deductions at a discount from market price. The Shareholders are being asked to approve the Purchase Plan so that it may qualify for the income tax treatment described under "U.S. Tax Consequences" below. This is a summary of the major provisions of the Purchase Plan:

          1. SHARES COVERED AND PARTICIPANTS. A maximum number of 1,500,000 shares may be issued under the Purchase Plan. Employees of Cognizant or any participating subsidiary are eligible to participate in the Purchase Plan, except for part-time or temporary employees customarily working 20 hours or less per week, employees who customarily work not more than 5 months in a calendar year, employees who, immediately after the grant of an option under the Purchase Plan, would own 5% or more of the combined voting power or value of all classes of stock of Cognizant, and executive officers subject to Section 16 of the Securities Exchange Act of 1934 who are "highly compensated employees" within the meaning of the Code.

          2. ADMINISTRATION. The Purchase Plan will be administered and interpreted by the Compensation and Benefits Committee of the Board, which comprises at least two "non-employee" directors within the meaning of Rule 16b-3 under the Exchange Act. The committee may delegate its duties to a subcommittee or to specified individuals.

          3. OFFERING PERIODS. Participants may authorize payroll deductions over specified 3-month periods of time beginning July 1, 1997 until June 30, 2007. The Committee may change the duration of offering periods at its discretion.

          Payroll deductions will be credited to the Participant's payroll deduction account without interest and will be applied at the end of each offering period to purchase Common Stock. After electing to participate in an offering period, a Participant will automatically participate in future offering periods unless he or she changes the election or withdraws from an offering period or from the Purchase Plan.

          4. OPTIONS. Participants who are participating in any offering period will be granted, as of the first day of the offering period (the "Offering Date"), an option to purchase (the "Option"), as of the last day of the offering period (the "Purchase Date"), a number of shares of Common Stock equal to the lesser of (i) the number of shares determined by dividing the amount accumulated in such Participant's payroll deduction account during the offering period by the purchase price per share or (ii) the maximum number of shares of Common Stock that the Participant may purchase, as determined by the Committee.

          The purchase price for a share of Common Stock in each offering period shall be 90% of the lesser of the fair market value of a share on the Offering Date or the fair market value of a share on the Purchase Date.

          5. PAYMENT FOR AND ISSUANCE OF SHARES. Each Participant may elect payroll deductions in each Offering Period as a percentage of the Participant's compensation, in 1% increments from 1% to 20%. However, no Participant may purchase shares under the Purchase Plan with an aggregate fair market value which exceeds $25,000 for any calendar year.

          On each Purchase Date, Cognizant will apply the funds in the Participant's payroll deduction account to purchase a number of whole or fractional shares pursuant to the Participant's Option. If the Purchase Plan has been oversubscribed, Cognizant will proportionately reduce the number of shares each Participant is entitled to purchase.

          The shares purchased by each Participant will be deposited in an account in the Participant's name at a brokerage firm designated by Cognizant. Unless otherwise requested by the Participant, dividends on the Common Stock shall be reinvested in whole or fractional shares of Common Stock to be held in the brokerage account.

          A Participant may withdraw from an Offering Period or the Purchase Plan on such terms and conditions as the Committee establishes. In that event, all funds in the Participant's payroll deduction account will be returned to the Participant without interest.

          6. TERMINATION OF EMPLOYMENT. A Participant shall cease to participate in the Purchase Plan upon termination of employment for any reason and any amounts in the Participant's payroll deduction account shall be returned, without interest, to the Participant or, in case of the Participant's death, to his or her beneficiary. A beneficiary in such event shall have no further rights in any unexercised Option.

          7. ADJUSTMENTS. In the event of any change in outstanding shares pursuant to certain events specified in the Purchase Plan (e.g., a merger or recapitalization), the Committee may make such substitutions or adjustments as it deems equitable.

          The Committee may take such actions as it deems necessary or desirable with respect to Options in the event of a Change in Control of Cognizant. A Change in Control is defined in the same way as under "Change-in-Control Agreements", earlier in this Proxy Statement.

          8. RESTRICTIONS ON TRANSFER. Options may not be transferred by a Participant except by will or the laws of descent and distribution.

          9. TERMINATION AND AMENDMENT. The Purchase Plan shall continue until it is terminated by the Board, all shares of Common Stock reserved for issuance under the Purchase Plan are issued, or June 30, 2007, whichever occurs first. The Board may amend, alter or discontinue the Purchase Plan, but no amendment, alteration or discontinuation may be made which, (a) without the approval of the Shareholders of Cognizant, would increase the total number of shares of Common Stock reserved for the Purchase Plan, or
     (b) without the consent of a Participant, would impair any of the rights or obligations under any Option granted to such Participant under the Purchase Plan; provided, however, that the Committee may amend the Purchase Plan as it deems necessary to permit the granting of Options meeting the requirements of the Code or other applicable laws.

          The Committee may amend the terms of the Purchase Plan or Options with respect to Participants who reside or work outside of the United States in order to conform to requirements of local law.

     U.S. TAX CONSEQUENCES. The Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of applicable provisions of the Code. Therefore, an employee who elects to participate in the Purchase Plan will not realize income at the time an Option is granted or at the time shares are issued pursuant to the exercise of the Option.

     If the employee disposes of a share after holding it for two years from the Offering Date on which the Option to purchase such share was granted and one year from the date such share was issued (the "Holding Period"), or if the employee dies at any time while owning a share issued under the Plan, then the employee will realize as ordinary income the lesser of (i) the excess of the fair market value of the share at the time of disposition or death over the purchase price of the share under the Option, or (ii) the excess of the fair market value of the share at the time the Option was granted over the purchase price of the share under the Option. Any gain upon disposition in excess of the ordinary income realized shall be treated as long-term capital gain. If upon such disposition the employee receives less than he or she paid for the share, no ordinary income will be realized, and the loss will be treated as long-term capital loss. Cognizant will not be entitled to a deduction for compensation expenses equal to ordinary income recognized by the employee as a result of such a disposition.

     If the employee disposes of the share before the expiration of the Holding Period (a "Disqualifying Disposition"), he or she will realize ordinary income equal to the excess of the fair market value of the share on the date of exercise over the purchase price of the share. Any additional amounts recognized in excess of such ordinary income will be treated as long- or short-term capital gain, depending upon how long such shares were held. Cognizant will be entitled to a deduction for compensation expenses equal to the ordinary income recognized by the employee upon such a Disqualifying Disposition.

     OTHER INFORMATION. The number of Options that may be granted to Partcipants under the Purchase Plan in the future is not determinable since this depends on the amount of payroll deductions elected by each Participant. No Options have been granted under the Purchase Plan to date. If the Purchase Plan is not approved by the Shareholders, the plan will be terminated.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED COGNIZANT CORPORATION EMPLOYEE STOCK PURCHASE PLAN.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Cognizant knows of no person who did not file on a timely basis reports required by Section 16(a) of the Securities Exchange Act of 1934 during 1996 or prior years.

                                  OTHER MATTERS

     Cognizant knows of no matters, other than those referred to herein, which will be presented at the Annual Meeting. If, however, any other appropriate business should properly be presented at the meeting, the persons named in the enclosed form of proxy will vote the proxies in accordance with their best judgment.

                  SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Shareholder proposals intended to be presented at the Cognizant Annual Meeting of Shareholders in 1998 must be received by Cognizant no later than December 26, 1997.



April 24, 1997

                              COGNIZANT CORPORATION

    PROXY/VOTING INSTRUCTIONS FOR THE ANNUAL MEETING TO BE HELD MAY 27, 1997
            AT 9:30 A.M. AT 1209 ORANGE STREET, WILMINGTON, DELAWARE

     ROBERT E. WEISSMAN, VICTORIA R. FASH and KENNETH S. SIEGEL, or any of them, with full power of substitution, are hereby authorized and/or instructed to represent and/or vote all the shares of Common Stock of Cognizant Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders on May 27, 1997, and at any adjournment thereof:

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF ALL NOMINEES IDENTIFIED IN ITEM (1) AND FOR ITEMS (2) AND (3).

(1) Election of Class I Directors for a three-year term expiring at the 2000 Annual Meeting of Shareholders. Nominees: John P. Imlay, Jr., Robert Kamerschen and H. Eugene Lockhart.


 [ ] FOR all nominees listed above, except       [ ] WITHHOLD authority to
     vote withheld from the following                vote for all nominees
     nominees (if any):
    __________________________________

(2) Ratification of the appointment of Coopers & Lybrand L.L.P. as independent public accountants to audit the Company's consolidated financial statements for 1997. Mark only one.

     [ ] FOR               [ ] AGAINST                [ ] ABSTAIN

(3) Approval of the Cognizant Corporation Employee Stock Purchase Plan. Mark only one.

     [ ] FOR               [ ] AGAINST                [ ] ABSTAIN

                                                     (Please Turn Over and Sign)

                              COGNIZANT CORPORATION

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. A PROXY WHICH IS SIGNED AND RETURNED BY A SHAREHOLDER OF RECORD WITHOUT SPECIFICATION MARKED IN THE INSTRUCTION BOXES WILL BE VOTED FOR ELECTION OF ALL NOMINEES IDENTIFIED IN ITEM
(1), AND FOR ITEMS (2) AND (3).

NOTICE TO PARTICIPANTS IN CERTAIN BENEFIT PLANS.
------------------------------------------------

     The trustee of (i) the Cognizant Corporation Savings Plan (ii) The Dun & Bradstreet Corporation Profit Participation Plan, (iii) the DonTech Profit Participation Plan, and (iv) the ACNielsen Corporation Savings Plan, has agreed that this proxy will also serve as voting instructions from participants in such plans who have plan contributions for their respective account invested in Common Stock. Proxies covering shares in these plans must be received prior to May 20, 1997. If a proxy covering shares in the plans has not been received prior to May 20, 1997 or if it is signed and returned without specification marked in the instruction boxes, the trustee of these plans will vote the plan shares in the same proportion as the respective shares in such plan for which it has received instructions.

PLEASE INDICATE WHETHER YOU EXPECT TO ATTEND THE ANNUAL MEETING:

      [ ] Yes     [ ] No

                                        Date ___________________________, 1997

                                        _______________________________________

                                        _______________________________________
                                                      Signature(s)


                                        Please sign exactly as name appears at
                                        left. Joint owners should each sign.
                                        Executors, administrators, trustees,
                                        etc. should so indicate when signing and sign as required by the authority held.

                                        Proxy form begins on the reverse side.
                                        Please vote, date, sign and return
                                        immediately.